Exhibit 99.1

                 MB Financial, Inc.
                 800 West Madison Street
                 Chicago, Illinois 60607
                 1 (888) 422-6562
                 NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail:  jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB Financial, Inc. Announces Date of
Annual Meeting of Stockholders

    CHICAGO (March 5, 2012) –MB Financial, Inc., (Nasdaq: MBFI) announced today that its Annual Meeting of Stockholders will take place at 8:30 a.m., CST, on June 13, 2012, at its MB Financial Center office, 6111 North River Road, Rosemont, Illinois.

    MB Financial, Inc., a Chicago-based financial holding company, is the parent company of MB Financial Bank, N.A.  MB Financial Bank is a locally-operated financial institution that has been delivering competitive personalized service for 100 years to businesses and individuals who live and work in the Chicago metropolitan area.  More information about the company can be found at www.mbfinancial.com.

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Safe Harbor Statement: Statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. By their nature, such statements are subject to numerous factors that could cause actual results to differ materially from those anticipated in the statements, as discussed in MB Financial’s filings with the Securities and Exchange Commission.